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Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-128257) pertaining to The Magna Group of Companies Retirement Savings Plan of our report dated July 6, 2006, with respect to the financial statements and schedules of The Magna Group of Companies Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Chicago, Illinois
July 11, 2006

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Consent of Independent Registered Public Accounting Firm